Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation of by reference in Registration Statement Nos. 33-92750, 33-92940, and 33-93280 of Great Pines Water Company, Inc. on Forms S-8 of our report dated February 13, 1998 appearing in this Annual Report on Form 10-KSB of Great Pines Water Company, Inc. for the year ended December 31, 1997.





DELOITTE & TOUCHE LLP

Houston, Texas
March 27, 1998